                                 Exhibit 99.1

                       Report of Independent Accountants
                       ---------------------------------


To the Board of Directors and Stockholders of Smartray Network, Inc.
(A Development Stage Enterprise)

In our opinion, the accompanying balance sheet and the related statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Smartray Network, Inc. (a development stage enterprise) at December 31, 1999 and the results of its operations and its cash flows of the period from January 15, 1999 (date of inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

September 29, 2000

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                                 BALANCE SHEET
                               December 31, 1999

                                    _______



                                    ASSETS

Current assets:
  Cash and cash equivalents                                                                      $        440,327
  Prepaid expenses and other current assets                                                                19,227
                                                                                               ------------------
      Total current assets                                                                                459,554

Property and equipment, net                                                                               597,209
Other assets                                                                                                7,967
                                                                                               ------------------
      Total assets                                                                               $      1,064,730
                                                                                               ==================

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of obligations under capital leases                                            $         82,155
  Accounts payable                                                                                        388,834
  Accrued liabilities                                                                                     109,361
  Accounts payable to related parties                                                                      90,417
                                                                                               ------------------
      Total current liabilities                                                                           670,767

  Obligations under capital leases, net of current portion                                                 50,886
                                                                                               ------------------
      Total liabilities                                                                                   721,653
                                                                                               ------------------

Commitments and contingencies

Stockholders' equity:
  Series A convertible preferred stock, $.001 par value, 5,000,000 shares authorized,
    2,630,000 shares issued and outstanding (liquidation preference of $1,315,000 at
  December 31,1999)                                                                                     1,212,721
  Common stock, $.001; par value, 15,000,000 shares authorized, 6,000,000 shares issued and
    outstanding                                                                                             6,000
  Less common stock subscription receivable                                                                (6,000)
  Additional paid-in capital                                                                              287,772
  Deferred compensation related to employee stock options                                                (103,731)
  Deficit accumulated during the development stage                                                     (1,053,685)
                                                                                               ------------------

      Total stockholders' equity                                                                          343,077
                                                                                               ------------------
      Total liabilities and stockholders' equity                                                 $      1,064,730
                                                                                               ==================


  The accompanying notes are an integral part of these financial statements.

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS
   for the period January 15, 1999 (date of inception) to December 31, 1999

                                    _______




Revenue                                                    $         -
Cost of revenue                                                 42,290
                                                          ------------

      Gross loss                                               (42,290)
                                                          ------------

Operating expenses:
 Sales and marketing                                           127,736
    Research and development                                   659,166
 General and administrative                                    234,927
                                                          ------------

      Total operating expenses                               1,021,829
                                                          ------------

Loss from operations                                        (1,064,119)

Interest income, net                                            10,434
                                                          ------------

      Net loss                                             $(1,053,685)
                                                          ============


  The accompanying notes are an integral part of these financial statements.

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

 for the period from January 15, 1999 (date of inception) to December 31, 1999

                                    ________



                                                                                                 Deferred
                                Series A                                                       Compensation     Deficit
                              Convertible                              Common                   Related to    Accumulated
                            Preferred Stock        Common Stock        Stock      Additional     Employee     During the
                         ----------------------  -----------------  Subscription   Paid-in        Stock       Development
                           Shares      Amount    Shares     Amount   Receivable    Capital       Options         Stage      Total
                         ---------   ----------  ------     ------  ------------  ----------   ------------  ------------   -----
Issuance of common
 stock to founders,
 May 18, 1999                -       $  -        6,000,000  $6,000  $(6,000)      $    -       $    -       $     -      $     -
Issuance of Series A
 convertible
 preferred stock         2,630,000    1,224,325      -        -        -               -            -             -       1,224,325
Warrants to purchase
 common stock in
 connection with the
 issuance of Series A
 Convertible preferred
 stock                       -         -             -        -        -            91,200         -             -           91,200
Costs incurred in
 connection with
 issuance of
 preferred stock             -          (11,604)     -        -        -               -           -             -          (11,604)
Issuance of stock
 options to
 purchase common
 stock in exchange
 for services                -         -             -        -        -            75,123         -             -           75,123
Deferred stock based
 compensation                -         -             -        -        -           121,449     (121,449)         -             -
Amortization of stock
 based compensation          -         -             -        -        -               -         17,718          -           17,718
Net loss                     -         -             -        -        -               -           -        (1,053,685)  (1,053,685)
                         --------   ----------   ---------  ------  -------       --------    ---------    -----------  -----------
Balance at
 December 31, 1999       2,630,000   $1,212,721  6,000,000  $6,000  $(6,000)      $287,772    $(103,731)   $(1,053,685) $   343,077
                         =========    =========  =========  ======  =======       ========    =========    ===========  ===========



  The accompanying notes are an integral part of these financial statements.

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS

    for the period January 15, 1999 (date of inception) to December 31, 1999

                                    -------


Cash flows from development stage activities:
 Net loss                                                                                         $     (1,053,685)
 Adjustments to reconcile net loss to net cash used in development stage activities:
  Depreciation and amortization                                                                            137,002
  Amortization of deferred compensation                                                                     17,718
  Issuance of stock options in exchange for services                                                        75,123
  Changes in assets and liabilities:
   Prepaid expenses and other current assets                                                               (19,227)
   Other assets                                                                                             (7,967)
   Accounts payable                                                                                        388,834
   Accrued expenses                                                                                        109,361
   Accounts payable to related parties                                                                      90,417
                                                                                                  ----------------
       Net cash used in development stage activities                                                      (262,424)
                                                                                                  ----------------
Cash flows from investing activities:
 Purchase of property and equipment                                                                       (555,119)
                                                                                                  ----------------
       Net cash used in investing activities                                                              (555,119)
                                                                                                  ----------------
Cash flows from financing activities:
 Proceeds from issuance of preferred stock                                                               1,315,525
 Costs incurred in connection with issuance of preferred stock                                             (11,604)
 Payments on capital lease obligations                                                                     (46,051)
                                                                                                  ----------------
       Net cash provided by financing activities                                                         1,257,870
                                                                                                  ----------------
Cash, beginning of period                                                                                  -
                                                                                                  ----------------
Cash, end of period                                                                               $        440,327
                                                                                                  ================

Supplemental disclosure of non-cash investing and financing activities:
 Capital lease obligations in connection with the acquisition of equipment                        $        179,092
 Issuance of warrants to purchase common stock in connection with Series A convertible
   preferred stock                                                                                $         91,200
 Issuance of stock options in exchange for services                                               $         75,123

Supplemental cash flow disclosure:
 Cash paid for interest                                                                           $          1,590



  The accompanying notes are an integral part of these financial statements.

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS -- (Continued)

                                  -----------


1.   Description of Business and Financing of Start-up Operations


     Smartray Network, Inc. (the Company), a development stage company, was incorporated in the State of Delaware on January 15, 1999, for the purpose of developing wireless message delivery systems. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standard (SFAS) No. 7.

     The Company has a deficit accumulated during its development stage, from January 15, 1999 (date of inception) to December 31, 1999 of $1,053,685. The Company expects to continue to experience losses in order to execute its current business plan. Additionally, the Company's capital requirements will depend on many factors including the success of the product development efforts. The business plan contemplates continuing enhancements of the Company's existing Internet-based business. Realization of the business plan will require additional financing.

     On February 1, 2000, the Company issued 4,077,468 shares of Series B convertible preferred stock at $.71 per share for gross proceeds of $2,901,000. In management's opinion, the Company has sufficient cash resources available through its current cash on hand and proceeds from the issuance of the Series B preferred stock to operate through the foreseeable future.


2.   Summary of Significant Accounting Policies

     The significant accounting policies followed by the Company in the preparation of these financial statements are as follows:

     Cash and cash equivalents
     -------------------------

     Highly liquid investments having original maturities of 90 days or less at the date of acquisition are classified as cash equivalents. The carrying value of cash equivalents approximate fair value.

     Income Taxes
     ------------

     The Company uses the liability approach under which deferred income taxes are calculated based on the differences between the financial and tax bases of assets and liabilities based upon enacted tax laws and rates applicable to the periods in which the taxes become payable. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

     The provision for income taxes consists of the Company's current tax provision (benefit) for federal and state income taxes and the changes in its deferred tax assets and liabilities during the period.

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS -- (Continued)

                                  -----------


     Internal-use software development costs
     ---------------------------------------

     No costs for internal use software were capitalized, as the projected life of the internally developed software at December 31, 1999 was not adequate to warrant capitalization under SOP 98-1.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     The carrying amounts of the Company's financial instruments, which include cash and cash equivalents and capital lease obligations approximate their fair values. Cash and cash equivalents approximate fair value due to their short maturities. The carrying value capital lease obligations approximates fair value. Based on borrowing rates currently available to the Company for loans with similar terms.

     Start-Up Costs
     --------------

     The Company expensed all costs incurred in connection with the start-up and organization of the Company.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

     Research and Development
     ------------------------

     Research and development costs are expensed as incurred.

     Accounting for Stock-Based Compensation
     ---------------------------------------

     The Company measures compensation expense for its employee stock-based compensation using the Intrinsic Value method. Under the Intrinsic Value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS -- (Continued)

                                  -----------


     value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

     The Company measures compensation expense for its non-employee stock-based compensation awards. The fair value of the options and warrants issued is used to measure the transaction as this is more reliable than the fair value of the services received. The fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid in capital.

     Impairment of Long-Lived Assets
     -------------------------------

     The Company evaluates the recoverability of the carrying value of its long-lived assets. The Company considers performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of these assets in relation to the performance of the business and future discounted and undiscounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the sum of expected future cash flows are less than the assets' carrying value. No such impairment losses have been recognized to date.

     Advertising Costs
     -----------------

     Advertising costs are charged to operations as incurred. Advertising costs were approximately $5,000 from January 15, 1999 (date of inception) to December 31, 1999.

     Certain Risks and Uncertainties
     -------------------------------

     The Company is subject to all the risks inherent in an early stage business in the technology industry. The risks include, but are not limited to, limited operating history, limited management resources, dependence on the Internet and related security risks and the changing nature of the Internet industry.

     Recent Accounting Pronouncements
     --------------------------------

     During March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of Accounting Principles Board Opinion No. 25" (FIN 44). FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company believes the adoption of FIN 44 will not have a material effect on its financial statements.

     During January, 2000 the FASB Emerging Issues Task Force issued EITF No. 00-02 "Accounting for Web Site Development Costs". The consensuses in this issue are effective for web site development costs incurred for fiscal quarters beginning after June 30, 2000 (including costs incurred for projects in process as of the beginning of the quarter of adoption of these consensuses). The Company is

                            SMARTRAY NETWORK, INC.

                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS -- (Continued)

                                  -----------


     currently evaluating the impact of EITF 00-02. Costs incurred to date have not qualified for capitalization under EITF 00-02.

     During January, 2000 the FASB Emerging Issues Task Force issued EITF No. 00-03 "Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware".
     The EITF addresses the effect on revenue recognition of a customer not taking possession of the software it has licensed and the effect on revenue recognition of a vendor's hosting obligation. The Company believes the adoption of EITF 00-03 will not have a material effect on its financial statements.


3.   Property and equipment

     Property and equipment are stated at cost and consist of the following at December 31, 1999:


      Computer software and equipment                     $    538,904
      Equipment under capital leases                           179,092
      Office furniture and equipment                             4,380
      Leasehold improvements                                    11,835
                                                          ------------
                                                               734,211
      Less:  Accumulated depreciation
              and amortization                                (137,002)
                                                          ------------
                                                          $    597,209
                                                          ============


     At December 31, 1999 property and equipment under capital leases consist of computer equipment and software with a cost of $179,092.

     Amortization of property and equipment under capital leases totaled $44,773 for the period January 15, 1999 (date of inception) to December 31, 1999.


4.   Related Party Transactions

     During 1999, the Company entered into a consulting agreement (the Agreement) with certain stockholders prior to their employment with the Company. The consulting agreement requires payments totaling $90,417. The consulting fees will be paid in accordance with the agreement commencing January 1, 2000. As of December 31, 1999, the liability was recorded as an accounts payable due to related parties. Subsequent to December 31, 1999, all payments have been made under the agreement.

     As of December 31, 1999, $6,000 remains as a stock subscription receivable which is related to the issuance of common stock to the founders. The stock subscription receivable has been recorded as a reduction to stockholders' equity. Subsequent to December 31, 1999, the stock subscription was paid by the stockholder.

                            SMARTRAY NETWORK, INC.
                       (A Development Stage Enterprise)
                 NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                  ----------



5. Obligations Under Capital Leases

   The Company is the lessee of computer software and equipment under capital leases expiring during the year 2001.

   Minimum future lease payments under capital leases at December 31, 1999 are as follows:

     2000                                                    $    100,179
     2001                                                          54,108
                                                             ------------
             Total minimum lease payments                         154,287

     Less amount representing interest                            (21,266)
                                                             ------------
     Net present value of minimum lease payments                  133,021
             Less current portion                                 (82,155)
                                                             ------------
             Long term portion                               $     50,866
                                                             ============

6. Commitments

   During August 1999, the Company entered into a lease for office space commencing September 1, 1999 through August 31, 2002. As of December 31, 1999 the minimum future annual rentals are as follows:


                          2000           $     64,670
                          2001                 67,237
                          2002                 46,000
                                         ------------
                                         $    177,907
                                         ============

7. Stockholders Equity

   Series A Convertible Preferred Stock and Warrants
   -------------------------------------------------

   During 1999 the Company authorized 5,000,000 shares of preferred stock and designated 2,630,000 shares as Series A convertible preferred stock (the Series A Preferred Stock).

   The Series A Preferred Stock has the following characteristics:

   Voting
   ------

   The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

   Dividends
   ---------

   The holders of the Series A Preferred Stock are entitled to participate in, when and as declared by the Board of Directors and out of funds legally available any and all dividend payments on common stock, payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions shall be made with respect to the common stock, until all dividends on the Series A Preferred Stock have been paid. Through December 31, 1999, no dividends have been declared or paid by the Company.

                             SMARTRAY NETWORK, INC.
                        (A Development Stage Enterprise)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                   ----------



   Liquidation Preference
   ----------------------

   In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding Series A Preferred Stock shall receive for each share an amount equal to the sum of $ .50 per share of Series A Preferred Stock, respectively, plus all declared but unpaid dividends, whether payable in cash, property or stock or any combination of the two, payable in preference and priority to any payments made to the holders of the then outstanding common stock. If upon the liquidation, the assets to be distributed among Series A Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Preferred Stock, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock.

   Conversion
   ----------

   Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by multiplying the respective preferred stock shares to be converted by $.50, then dividing the result by the conversion price of $.50. Upon an underwritten public offering of shares of common stock conversion is automatic immediately upon the closing of the sale of such shares. The Company is required to reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock. At December 31, 1999 2,630,000 shares of common stock are reserved for conversion of preferred stock.

   Warrants
   --------

   In connection with the issuance of Series A Preferred Stock, the Company issued warrants to purchase 380,000 shares of its common stock at a price of $.50 per share, subject to certain anti-dilution adjustments. These warrants are fully vested, exercisable at the option of the holders, in whole or in part, and expire in 2004. The Company has the option to redeem and repurchase the warrants, at $.01 per warrant share the holder would have been entitled to receive upon exercise of the then-unexercised warrant, immediately prior to the occurrence of a redemption event; defined as, (a)(i) a consolidation or merger of the corporation in which the stockholders of the Company do not continue to hold at least 50% interest in the successor entity, or (ii) transaction or series of transactions that results in the transfer of greater than 50% of the voting power of the corporation; (b) the sale, lease abandonment of the corporations; or (c) and underwritten initial public offering of equity securities of the Company. The value of the warrants was estimated based on the Black Scholes valuation model and recorded as additional paid in capital in the accompanying financial statements.

   Common Stock
   ------------

   Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.


8. Stock Option Plan

   During 1999, the Company adopted the Stock Option and Restricted Stock Purchase Plan (the Plan) under which 1,000,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants. Options granted under the Plan may be incentive stock options or non-statutory stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable, generally 3 years. Certain option agreements contain provisions for accelerated vesting based on performance or change in control of the Company. The term of the options is 5 years.

   The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. During 1999, the Company issued 396,000 and 130,000 options to employees and non-employees, respectively, to purchase common stock of the Company.

                             SMARTRAY NETWORK, INC.
                        (A Development Stage Enterprise)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                   ----------


   The Company has estimated the fair value of the underlying common stock on the date of grant was in some instances, in excess of the exercise price for the options granted from the date of inception to December 31, 1999. As a result, the Company recorded deferred compensation of $121,449 during 1999. This amount was recorded as a reduction to stockholders' equity and is being amortized as a charge to operations over the vesting period of the stock options. From January 15, 1999 (date of inception) to December 31, 1999, the Company recognized $17,718 of compensation expense related to employee stock options. Annual amortization of deferred stock compensation for stock options outstanding as of December 31, 1999, is approximately $37,686, $37,686, and $28,359 for the years ending December 31, 2000, 2001, and 2002, respectively.

   On September 1, 1999 the Company issued a non-employee options to purchase 120,000 shares of common stock in connection with a consulting agreement for services whereby when the SmartRay website and underlying applications became operational the options would become fully vested. The application became operational during October 1999 at which time the fair value of the non-employee options was estimated at $69,344. This amount was recorded as additional paid in capital and research and development expense. The estimated fair value of the options were determined using the American Black-Scholes Model.

   On July 31, 1999 the Company issued a non-employee option to purchase 10,000 shares of common stock in connection with advisory board services rendered. The options were fully vested upon grant at which time the fair value was estimated at $5,779. This amount was recorded as additional paid in capital and general and administrative expense. The estimated fair value of the options were determined using the American Black-Scholes Model.

   The following table summarizes the activity of the Company's stock option plan:


                                                       For the period
                                                      January 15, 1999
                                                 through December 31, 1999
                                             --------------------------------
                                                                   Weighted
                                                                    average
                                                Number of          exercise
                                                 Options             price
                                             -------------   ----------------

     Outstanding - beginning of period                  -            $  -
     Granted below estimated fair value            526,000             .25
     Granted at estimated fair value                    -               -
     Exercised                                          -               -
     Cancelled                                      95,000             .25
                                             -------------

     Outstanding - end of period                   430,000           $ .25
                                             =============

     Exercisable at end of period:
     Weighted average grant date fair
       value                                       156,000           $ .52
     Weighted average remaining
      contractual life                                               5 years


   For disclosure purposes, the fair value of each stock option granted is estimated on the date of grant using the American Black-Scholes option-pricing model with the following weighted average assumptions used for stock options granted in 1999; no annual dividends, volatility of 200%, risk-free interest rate of 6.06% and expected life of five years.

   Under the above model, the total value of the stock options granted in 1999 was $286,958 which would be amortized on a pro forma basis over the option vesting period. SFAS No. 123 "Accounting for Stock-Based Compensation" encourages adoption of a fair value based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic value method for options granted to employees and disclose pro forma net loss. Had the Company determined compensation cost for this plan in accordance with SFAS No. 123, the Company's pro forma net loss from the date of inception through December 31, 1999, would have been $1,083,097.

                             SMARTRAY NETWORK, INC.
                        (A Development Stage Enterprise)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                   ----------



   Subsequent to December 31, 1999, the Company issued 2,263,638 and 97,100 stock options to employees and non-employees, respectively, pursuant to the Plan. These options have exercise prices ranging from $0.25 to $1.76 and vest over a period of one to three years.


9. Income Taxes

   Deferred tax assets consist of the following:

                                                         December 31,
                                                             1999
                                                      -----------------


       Net operating loss carryforwards               $         402,517
       Depreciation and amortization                            (14,146)
                                                      -----------------
       Net deferred tax assets                                  388,371
       Less: valuation allowance                               (388,371)
                                                      -----------------
       Total deferred taxes                           $              -
                                                      =================

   Based on the Company's limited operating history and management's estimates of future profitability, the Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss carryforwards cannot be sufficiently assured at December 31, 1999. At December 31, 1999, the Company has total net operating loss carryforwards of approximately 1,050,000. The operating loss begins expiring during 2020.

   Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carryforwards and research and development credit carry forwards which can be used in future years.


10. Subsequent Events

   On February 1, 2000 the Company issued 4,077,468 shares of Series B preferred stock at $.71 per share for gross proceeds of $2,901,000.

   On August 31, 2000 the Company was acquired by LifeMinders, Inc. In connection with the acquisition, the Company's selling stockholders received approximately $2.3 million in cash, 1,252,198 shares of LifeMinders Common Stock and Lifeminders assumed the Company's stock options to purchase 251,447 shares of the Company's common stock.



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